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                                                                     EXHIBIT 4.8

                                 HOMEBASE INC.
                     5 1/4% CONVERTIBLE SUBORDINATED NOTE
                             DUE NOVEMBER 1, 2004

No. 03                                                           $_____________*
Registered (1933 Act) Global Security - CUSIP No. 43738 E AB 4


          HOMEBASE, INC., a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to The Depository Trust Company, or registered assigns, the principal sum of $_______________*, (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed $100,000,000 in the aggregate at any time) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on November 1, 2004, and to pay interest thereon from November 17, 1997 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on May 1 and November 1 in each year, commencing on May 1, 1998, and at Maturity at the rate of 5 1/4% per annum, until the principal hereof is paid or made available for payment, provided that any amount of such
                                              --------
principal or interest that is overdue shall bear interest at the rate of 5 1/4% per annum (to the extent that payment of such interest shall be legally enforceable), from the date such amount is due until it is paid or made available for payment, and such interest on any overdue amount shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 15 or October 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, provided notice thereof shall have been given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

* The principal sum outstanding under this Note, added to the principal amounts outstanding under the Notes bearing CUSIP numbers 43738 E AA 6 and U 4368W AA2, shall in no event exceed ONE HUNDRED MILLION U.S. DOLLARS ($100,000,000).

     Payment of the principal of and interest on this Security will be made in immediately available funds and in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, provided, however,
                                                           --------  -------
that payment of interest may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. If this Security is a Global Security, then each such payment will be made in accordance with the procedures of the Depositary as then in effect.

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          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Security to be duly executed under its corporate seal.
                                         HOMEBASE, INC.
[Corporate Seal]
                                         By_______________________________
                                           Name:  Allan Sherman
                                           Title:  President and CEO
Attest:

_______________________
Title:    Secretary

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities referred to in the within-mentioned Indenture.

Dated:  February 6, 1998
                                         STATE STREET BANK AND TRUST COMPANY OF
                                         CALIFORNIA, N.A.,
                                         as Trustee

                                         By:_____________________________
                                            Authorized Signatory

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                             (Reverse of Security)

          This Security is one of a duly authorized issue of securities of the Company designated as its "5 1/4% Convertible Subordinated Notes due November 1, 2004" (herein called the "Securities"), limited in aggregate principal amount to $100,000,000, issued and to be issued under an Indenture, dated as of November 10, 1997 (herein called the "Indenture") between the Company and State Street Bank and Trust Company of California, N.A., as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of Senior Debt of the Company and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          No sinking fund is provided for in the Securities. The Securities may not be redeemed at the option of the Company prior to November 1, 2000. Thereafter, the Securities may be redeemed at the option of the Company, in whole or in part, at the Redemption Prices set forth below: Such Redemption Prices (expressed as a percentage of principal amount) are as follows for the 12-month period beginning on November 1 of the following years:

          Year      Redemption Price
          ----      -----------------

          2000           103.15%
          2001           102.10
          2002           101.05

and thereafter at a Redemption Price equal to 100% of the principal amount, in each case together with accrued interest to the Redemption Date provided that interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

          Notice of redemption (which notice shall be irrevocable) will be given by first-class mail to Holders of Securities at their registered addresses as recorded in the Security Register. Notice will be given not more than 60 nor less than 30 days prior to the Redemption Date, as provided in the Indenture.

          In any case where the due date for the payment of the principal of, premium, if any, or interest (including Liquidated Damages) on, any Security or the last day on which a Holder of a Security has a right to convert his Security shall be at any place of payment or place of conversion, as the case may be, a day on which banking institutions at such place of payment or place of conversion are authorized or obligated by law or executive order to close, then payment of principal of, premium, if any, or interest (including Liquidated Damages) on, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or at the Stated Maturity or by such last day for conversion, and no interest shall accrue for the period after such date.

          Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or after the 90th day following the last original issue date of the

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Securities (the "Non-Conversion Period") and prior to the close of business on
November 1, 2004, or in case this Security is called for redemption or the Holder hereof has exercised its right to require the Company to repurchase this Security, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Redemption Date or the Repurchase Date, as the case may be, to convert this Security into newly issued fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate equal to 97.8713 shares of Common Stock per $1,000 principal amount of Securities (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, and also a duly executed conversion notice, substantially in the form provided in Annex A of the Indenture (including the tax certification contained in such notice), to the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of the Conversion Agent (as defined below), at the office or agency of the Company in The City of New York or at such other offices or agencies outside the United States that the Company may designate (each a "Conversion Agent"). Any Security surrendered for conversion during a Record Date Period (except Securities called for redemption on a Redemption Date or to be repurchased on a Repurchase Date during, in each case, such period) must be accompanied by payment of an amount equal to the interest payable on the Interest Payment Date relating to such Record Date Period on the principal amount of such Security being surrendered for conversion, and the interest payable in respect of such Security on such Interest Payment Date shall be paid to the Holder of such Security as of the Regular Record Date relating to such Record Date Period. The interest payable on such Interest Payment Date with respect to any Security which has been called for redemption on a Redemption Date, or is repurchaseable on a Repurchase Date, occurring, in either case, during a Record Date Period, which Security is surrendered for conversion during such Record Date Period, shall be paid to the Holder of such Security being converted in an amount equal to the interest that would have been payable on such Security if such Security had been converted as of the close of business on such Interest Payment Date. Interest payable in respect of any Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Regular Record Date, notwithstanding the exercise of the right of conversion.

          The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture, or alternatively the Company shall round up the conversion transaction to the next higher whole share. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale or transfer of all or substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which this Security might have been converted immediately prior to such consolidation, merger, sale or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by at least a plurality of Non-Electing Shares). Adjustments in the Conversion Rate of less than one percent of such price will not be required, but any adjustment that would otherwise be required to be made will be carried forward and taken into account in the computation of any subsequent adjustment.

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          Notwithstanding any provision hereof, no securities will be delivered on conversion of this Security or any portion hereof unless the certification and other requirements described in the Indenture are satisfied.

          Subject to certain limitations in the Indenture, at any time when the Company is not subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, upon the request of a Holder of a Restricted Security or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to he furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by any such holder with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

          If this Security is a Registrable Security, then the Holder of this Security and the Common Stock of the Company issuable upon conversion thereof is entitled to the benefits of a Registration Rights Agreement (subject to the provisions thereof), dated as of November 10, 1997, between the Company and the Initial Purchaser (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Company has agreed for the benefit of the Holders from time to time of the Securities and the Common Stock issuable upon conversion thereof that it will, at its expense, (a) within 90 days after the first date of original issuance of the Securities, file a shelf registration statement (the "Shelf Registration Statement") with the Commission with respect to resales of the Securities and the Common Stock issuable upon conversion thereof (together, the "Registrable Securities"), (b) use its best efforts to cause such Shelf Registration Statement to be declared effective by the Commission as promptly as practicable but no later than 180 days after the first date of original issuance of the Securities (the "Settlement Date"), and (c) use its best efforts to maintain such Shelf Registration Statement continuously effective under the Securities Act, until the second anniversary of the date of the effectiveness of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement.

          In the event that the Shelf Registration Statement ceases to be effective prior to the second annual anniversary of the initial effective date of the Shelf Registration Statement or such earlier date as is provided in the Registration Rights Agreement for a period in excess of 60 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Securities shall increase by an additional one-half of one percent (0.50%) per annum from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective to but excluding the day on which the Shelf Registration Statement again becomes effective.

          The Holder of this Security, by its acceptance thereof, agrees to be bound by the terms of the Registration Rights Agreement relating to the Securities and the Common Stock issuable upon conversion thereof.

          If a Change in Control occurs, the Holder of this Security shall have the right, at the Holder's option in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000) for cash at a Repurchase Price equal to 100% of the principal amount thereof plus interest accrued to the Repurchase Date. At the option of the Company, the Repurchase Price may be paid in cash or, except as otherwise provided in the Indenture, by delivery of Common Stock having a fair market value equal to

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the Repurchase Price. Payment may not be made in Common Stock unless the Company satisfies certain conditions prior to the Repurchase Date as provided in the Indenture. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Repurchase Date. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Security to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Security shall not be construed as excluding the Repurchase Price in those provisions of this Security when such express mention is not made.

          The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all amounts then or thereafter to become due on all Senior Debt of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes.

          If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable to the extent, in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee either (a) with the written consent of the Holders of a majority in principal amount of the Securities at the time outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present by the Holders of 66-2/3% in aggregate principal amount of the Outstanding Securities represented at such meeting. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default and offered the Trustee indemnity satisfactory to it and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request and shall have failed to institute any such proceedings for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall

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not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

          As provided in the Indenture and subject to certain limitations and satisfaction of certain requirements therein set forth, the transfer of this Security is registrable on the Security Register upon surrender of this Security for registration of transfer at the office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

          Prior to due presentation of this Security for registration of transfer the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA WITHOUT REGARD TO PRINCIPLES REGARDING CONFLICTS OF LAWS.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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                    ELECTION OF HOLDER TO REQUIRE REPURCHASE

          1. Pursuant to Section 15.1 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

          2. The undersigned hereby directs the Trustee or the Company to pay it or _________________________________________ an amount in cash or, at the
Company's election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount hereof, plus interest accrued to the Repurchase Date, as provided in the Indenture.

                                         Dated: _______________________________

                                         ______________________________________
                                                         Signature

                                         ______________________________________
                                                    Signature Guaranteed

Principal amount to be repurchased:  _______________
Remaining principal amount following such repurchase:  _____________________

          NOTICES: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

          If payment is to be made to a person other than the signatory above, the signature must be guaranteed by an "Eligible Institution" (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Commission Rule 17Ad-15.

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